Exhibit 99.3

CONSENT OF PENG SHEN

As required by Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a Director Nominee in the registration statement on Form F-1 of QMSK Technology Co., Ltd.

Dated: March 24, 2025	/s/ Peng Shen
Peng Shen